                  SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     Medical Research Investment Fund, Inc.
                (Name of Registrant as Specified in Its Charter)

                                Eric G. Woodbury
                             Eaton Vance Management
                               24 Federal Street
                                Boston, MA 02110
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(1), 14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 1) Title of each class of securities to which transaction applies:


 2) Aggregate number of securities to which transactions applies:


 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


 4) Proposed maximum aggregate value of transaction:


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:     $125.00


 2) Form, Schedule or Registration Statement No.:     Pre 14A


 3) Filing Party:


 4) Date Filed:     July 23, 1996

(1) Set forth the amount on which the filing fee is calculated and state how it was determined

                    MEDICAL RESEARCH INVESTMENT FUND, INC.


                                                                August 2, 1996

Dear Stockholders:


    On August 29, 1996, a Special Meeting of the Stockholders of Medical Research Investment Fund, Inc. (the "Fund") will be held to vote on several important proposals. ADOPTION OF THESE PROPOSALS, WHICH THE FUND'S BOARD OF DIRECTORS HAS APPROVED AND BELIEVES WILL PROVIDE SIGNIFICANT BENEFITS TO THE FUND AND ITS STOCKHOLDERS REQUIRES YOUR APPROVAL. As a stockholder, you are entitled to cast one vote for each share that you own.

VOTING ONLY TAKES A FEW MINUTES -- PLEASE RESPOND PROMPTLY.

    YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. If the required votes are not received by August 29, 1996, it will be necessary to send further mailings to secure it.


    The primary purpose of the Meeting is to consider proposals that the Board of Directors believes will position the Fund to achieve higher returns for stockholders by realizing certain economies of scale and operating efficiencies. THE ANTICIPATED EFFECT OF THESE PROPOSALS IS TO ENABLE THE FUND AND ITS STOCKHOLDERS TO PARTICIPATE IN A MUCH LARGER INVESTMENT PORTFOLIO WITH A LOWER AGGREGATE EXPENSE RATIO, BROADER DIVERSITY OF SECURITIES HOLDINGS AND IMPROVED STOCKHOLDER EXCHANGE PRIVILEGES. Current shareholders will not be required to pay any sales loads on future purchases of shares.


    In order to achieve these benefits, the Board of Directors has appointed Eaton Vance Management as administrator and Eaton Vance Distributors, Inc. as distributor of the Fund, subject to shareholder approval of the matters presented at the Meeting. No change is occurring in the investment adviser, or the underlying portfolio of medical and health sciences equity securities. G/A CAPITAL MANAGEMENT, INC. WILL CONTINUE AS THE INVESTMENT ADVISER, AND I WILL REMAIN AS THE PORTFOLIO MANAGER. However, certain changes in the legal structure of the Fund require stockholder approval.

    Eaton Vance, founded in 1924, advises, administers and distributes more than 150 mutual funds investing in more than 60 different investment portfolios. Total assets under management exceed $16 billion. The proposals to be considered at this Meeting will have the effect of adding the Fund to the 56 mutual funds that comprise the Eaton Vance Traditional Family of Funds.

OTHER PROPOSALS YOU ARE VOTING ON.
    At the Meeting, stockholders will be asked to elect a new slate of Directors and to approve auditors. Stockholders also will be asked to amend the Fund's investment objectives and basic investment policies to clarify the management focus of the Fund. Finally, stockholders will also be asked to amend certain fundamental investment restrictions to modernize them consistent with current industry standards.


    THIS IS A VERY IMPORTANT MEETING. IF YOU DO NOT PLAN TO ATTEND IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

    THE MATTERS TO BE PRESENTED TO THE MEETING ARE DESCRIBED IN DETAIL IN THE ENCLOSED PROXY STATEMENT. THE BOARD OF DIRECTORS BELIEVES THAT ALL OF THE PROPOSALS ARE IN THE BEST INTERESTS OF THE FUND AND ITS STOCKHOLDERS. The Board of Directors believes that restructuring the Fund will not expose stockholders to significant new risks and will enable them to participate in a larger, more diversified and potentially more attractive investment portfolio and to achieve cost savings over time.

                    For the Board of Directors


                /s/ Samuel D. Isaly
                    Samuel D. Isaly, President and Director



- --------------------------------------------------------------------------------
    YOUR BOARD OF DIRECTORS URGES YOU TO VOTE IN FAVOR OF ALL PROPOSALS, AND
    LOOKS FORWARD TO RECEIVING YOUR PROXY SO YOUR SHARES CAN BE VOTED AT THE MEETING. FOR YOUR CONVENIENCE AND TO SPEED DELIVERY OF YOUR PROXY,
    PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT RESPONSE IS APPRECIATED. THANK YOU.
- --------------------------------------------------------------------------------

                    MEDICAL RESEARCH INVESTMENT FUND, INC.
                5847 SAN FELIPE, SUITE 4100, HOUSTON, TX 77057

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 29, 1996

    A Special Meeting of Stockholders of Medical Research Investment Fund, Inc. (the "Fund"), will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York on August 29, 1996, commencing at 2:00 P.M. (Eastern time), for the following purposes:

    1. To consider and act upon a proposal to adopt a new investment policy to authorize the Fund to invest its investable assets in a specific corresponding open-end management investment company (the "Portfolio") having substantially the same investment objective, policies and restrictions as the Fund, and to supplement current investment restrictions to permit such investment.

    2. To consider and act upon a proposal to authorize the Fund to vote at a meeting of holders of interests in the Portfolio to (A) elect a board of trustees of the Portfolio; and (B) approve the Investment Advisory Agreement (as set forth in Exhibit A to the accompanying Proxy Statement) between the Portfolio and its investment adviser, G/A Capital Management, Inc.

    3. To fix the number of Directors at six, and to elect a Board of Directors until their successors are elected and qualified.

    4. To ratify or reject the selection of Tait, Weller & Baker as the independent certified public accountants to be employed by the Fund to sign or certify financial statements which may be filed by the Fund with the Securities and Exchange Commission in respect of all or any part of its current fiscal year.

    5. To consider and act upon a proposal to eliminate, reclassify and amend the Fund's investment objectives and certain of the Fund's fundamental investment policies (as set forth in Exhibit B to the accompanying Proxy Statement).

These items are discussed in greater detail in the following pages. Shareholders may also consider and act upon any matters incidental to the foregoing purposes or any of them, and any other matters which may properly come before said meeting or any adjourned session thereof.

    The meeting is called pursuant to the By-Laws of the Fund. The Board of Directors of the Fund has fixed the close of business on July 24, 1996 as the record date for the determination of the stockholders of the Fund entitled to notice of and to vote at the meeting and any adjournments thereof.

                              /s/ Samuel D. Isaly
                                  SAMUEL D. ISALY
                                      President
August 2, 1996



IMPORTANT -- STOCKHOLDERS CAN HELP THE BOARD OF DIRECTORS OF THE FUND AVOID THE NECESSITY OF FURTHER SOLICITATIONS TO INSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES AND IS INTENDED FOR YOUR CONVENIENCE.

                    MEDICAL RESEARCH INVESTMENT FUND, INC.
                         5847 San Felipe, Suite 4100
                              Houston, TX 77057

                                                                August 2, 1996
                               PROXY STATEMENT

    A proxy is enclosed with the foregoing Notice of a Special Meeting of Stockholders of Medical Research Investment Fund, Inc. (the "Fund"), to be held August 29, 1996 for the benefit of stockholders who do not expect to be present at the meeting. This proxy is solicited on behalf of the Board of Directors of the Fund, and is revocable by the person giving it prior to exercise by a signed writing filed with the President of the Fund, or by executing and delivering a later dated proxy, or by attending the meeting and voting your shares in person. Each proxy will be voted in accordance with its instructions; if no instruction is given, an executed proxy will authorize the persons named as attorneys, or any of them, to vote in favor of each such matter. This proxy material is being mailed to stockholders on or about August 2, 1996.

    The Board of Directors of the Fund has fixed the close of business July 24, 1996, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. Stockholders at the close of business on the record date will be entitled to one vote for each share held. As of July 24, 1996, there were 1,730,612 shares of capital stock of the Fund outstanding. As of such date, Donaldson Lufkin & Jenrette Securities Corp., c/o Pershing Div. - Transfer Dept., 5th Floor, Jersey City, NJ 07303-2052 and National Financial Services Corp., For the Exclusive Benefit of Our Customers, New York, NY 10281, were the recordowners of approximately 7.77% and 6.12%, respectively, of the outstanding shares, which were held on behalf of their customers who are the beneficial owners of such shares and as to which they have voting power under certain limited circumstances. To the knowledge of the Fund, no other person owns (of record or beneficially) more than 5% of its outstanding shares.


    The Board of Directors of the Fund knows of no business other than that mentioned in Items 1 through 5 of the Notice of the meeting which will be presented for consideration. If any other matters are properly presented, as to such matters, it is the intention of the persons named as attorneys in the enclosed proxy to vote the proxies in accordance with their judgment.



                 PROPOSAL 1. TO APPROVE A NEW INVESTMENT POLICY
                    AND TO SUPPLEMENT INVESTMENT RESTRICTIONS
                      TO PERMIT A NEW INVESTMENT STRUCTURE
    The Board of Directors of the Fund has approved, and is submitting to the stockholders of the Fund for approval, the adoption of a new investment policy for the Fund and the addition of a fundamental investment policy to permit the Fund to invest its "investable assets" (portfolio securities and cash) in a corresponding open-end management investment company, the Worldwide Health Sciences Portfolio (the "Portfolio"), having substantially the same investment objective, policies and restrictions as the Fund. The new investment policy and addition to the investment restrictions for the Fund are subject to approval by the Fund's stockholders. If this Proposal is approved, the Board of Directors will direct that the Fund's investable assets be invested in the Portfolio, thereby converting the Fund to the Hub and Spoke(R) structure. (Hub and Spoke(R) is a registered service mark of Signature Financial Group, Inc.) This will permit the Fund to become a member of the Eaton Vance family of funds, as discussed in this proxy statement. Proposals 1, 2(A), 2(B) and 3 are interrelated and will only be implemented if all are adopted.

                            NEW INVESTMENT POLICY
    The Board of Directors recommends that the stockholders of the Fund approve a new investment policy for the Fund, i.e., to invest its investable assets in the Portfolio. The Portfolio is a trust which, like the Fund, is registered as an open-end management company under the Investment Company Act of 1940 (the "Act"). If shareholders approve Proposal 5, the Fund and Portfolio will have substantially the same investment objective, policies and restrictions. G/A Capital Management, Inc. ("G/A") is currently the investment adviser of the Fund and will be the investment adviser of the Portfolio if Proposal 2(B) is approved. Accordingly, by investing in the Portfolio, the Fund would seek its investment objective through its investment in the Portfolio, rather than through direct investments in securities. The Portfolio in turn would invest in securities in accordance with its objective, policies and restrictions.


    The Portfolio was organized as a trust under New York law on March 26, 1996. The interests in the Portfolio are not available for purchase by members of the general public.


    By investing the Fund's assets in the Portfolio, the Board of Directors expects that the Eaton Vance organization ("Eaton Vance"), discussed below, will be in a position to sponsor other collective investment vehicles that could invest in the Portfolio. Eaton Vance has employed personnel to develop such new vehicles. Initially, another domestic and an off-shore fund (each of which now has nominal assets) will be investing in the Portfolio on or about the date this Proposal is implemented. To the extent that these strategies are successful, the new Hub and Spoke structure could enable the Fund to participate in a larger, more diversified and potentially more attractive investment portfolio. The Fund would be in a position to benefit, directly or indirectly, from certain economies of scale, based on the premise that certain of the expenses of operating an investment portfolio are relatively fixed and that a larger investment portfolio may eventually achieve a lower ratio of operating expenses to average net assets. The Board of Directors also believes that investing in the Portfolio may produce other benefits resulting from such increased asset size such as the ability to purchase securities in larger amounts than the Fund currently is able to acquire. See the pro forma expense tables and the discussion provided below. There can be no assurance that these anticipated benefits will be realized.

    To the extent that the Fund invests its investable assets in the Portfolio, the Fund would no longer require investment advisory services. For this reason, if stockholders of the Fund approve the addition to the investment restrictions and adopt the new investment policy described in this Proposal, and the Fund invests its investable assets in the Portfolio, the existing investment advisory agreement of the Fund with G/A will be terminated. Currently, under the existing investment advisory agreement, the Fund pays G/A a fee computed daily and payable monthly at an annual rate of 1.00% of the Fund's average daily net assets up to $30 million of such assets, 0.90% of the next $20 million of such assets, and 0.75% on such assets in excess of $50 million.

    The Portfolio has an investment advisory agreement with respect to Portfolio assets pursuant to which G/A will be paid a monthly fee calculated in the same manner as the fee currently being paid by the Fund, as set forth above, with two exceptions. First, fee reductions will occur when net assets reach $500 million (with respect to such assets) as follows:


                                                      ANNUAL
  AVERAGE DAILY NET ASSETS                          ASSET RATE
  ------------------------                          ----------
  $500 million but less than $1 billion .........     0.70%
  $1 billion but less than $1.5 billion .........     0.65%
  $1.5 billion but less than $2 billion .........     0.60%
  $2 billion but less than $3 billion ...........     0.55%
  $3 billion and over ...........................     0.50%

Second, the foregoing fee will be subject to a performance fee adjustment, as follows:

        After 12 months, the basic advisory fee is subject to upward or downward adjustment depending upon whether, and to what extent, the investment performance of the Portfolio differs by at least one percentage point from the record of the Standard & Poor's Index of 500 Common Stocks over the same period. Each percentage point difference is multiplied by a performance adjustment rate of 0.025%. The maximum adjustment plus/minus is 0.25%. One twelfth (1/12) of this adjustment is applied each month to the average daily net assets of the Portfolio over the entire performance period. This adjustment shall be based on a rolling period of up to and including the most recent 36 months. Performance shall be total return as computed under Rule 482 under the Securities Act of 1933.

The effect of this performance fee adjustment is that after one year the advisory fee of the Portfolio could be higher or lower than what the advisory fee of the Fund would have been.

    Upon exchange of the investable assets of the Fund for an interest in the Portfolio, the Fund will retain the services of Eaton Vance Management ("EVM"), 24 Federal Street, Boston, MA 02110 under a management agreement to act as administrator of the Fund. Capstone Asset Management Company ("Capstone"), 5847 San Felipe, Suite 4100, Houston, Texas 77507, the Fund's current administrator, has consented to this change. Under this agreement, EVM would provide the Fund with general office facilities and supervise the overall administration of the Fund. For these services EVM will receive .25% of average daily net assets, which fee declines if assets grow to over $500 million. EVM will also receive a fee at the same rate on Portfolio net assets for administrative services provided to the Portfolio pursuant to an administration agreement. The administration contract with the Fund's current administrator, Capstone, will be terminated. Such contract has a fee of .25% of average daily net assets which does not decline with asset growth. In addition, Capstone receives $2,000 per month for bookkeeping services for which Eaton Vance would not be separately compensated.


    EVM is a Massachusetts business trust and part of the Eaton Vance organization. Eaton Vance, its affiliates and its predecessor companies have been managing assets of individuals and institutions since 1924, and managing investment companies since 1931. Eaton Vance acts as investment adviser to investment companies and various individual and institutional clients with assets under management of over $16 billion. EVM provides administrative and management services to all of the Eaton Vance funds, as well as The Wright Managed Income Trust, The Wright Managed Equity Trust, The Wright EquiFund Equity Trust and The Wright Managed Blue Chip Series Trust. The Wright group of funds has assets of over $1 billion. EVM is a wholly-owned subsidiary of Eaton Vance Corp., a publicly held holding company, which through its subsidiaries and affiliates, is primarily engaged in investment management, administration, and marketing activities. Eaton Vance has utilized the Hub and Spoke structure since 1992 and currently sponsors over 60 Hub funds and over 150 Spoke funds. The Fund, therefore, would become part of the Eaton Vance family of funds with an exchange privilege for existing fund shareholders that includes 56 different mutual funds. See "Expanded Exchange Privilege Below."

    The Board of Directors has also approved the replacement of Capstone Asset Planning Company with Eaton Vance Distributors, Inc. ("EVD") as distributor of the Fund. Capstone has consented to this change and the termination of its distribution agreement with the Fund. EVD intends to sponsor both domestic and off-shore investment companies which will invest in the Portfolio in the fall of 1996. EVD, which has over 100 full-time employees, acts as Principal Underwriter for over 150 investment companies (or series thereof), each of which makes a continuous offering of shares. EVD has an international distribution network and substantial financial resources. EVD has dealer agreements with over 1,800 U.S. registered broker-dealers, banks and other financial intermediaries.

    EVD also acts as the Placement Agent for the Portfolio. The Placement Agent Agreement is renewable annually by the Portfolio's board of trustees (including a majority of the independent trustees), may be terminated on sixty days' notice either by such trustees or by vote of a majority of the outstanding voting securities of the Portfolio or on six months' notice by the Placement Agent, and is automatically terminated upon assignment.

    The Portfolio and the Fund, as the case may be, will each be responsible for all respective costs and expenses not expressly stated to be payable by G/ A under the investment advisory agreement with the Portfolio, by EVM under its administration agreement with the Portfolio, or by EVM under its management agreement with the Fund. Such costs and expenses to be borne by the Portfolio and the Fund, as the case may be, include, without limitation: custody and transfer agency fees and expenses, including those incurred for determining net asset value and keeping accounting books and records; expenses of pricing and valuation services; the cost of share certificates; membership dues in investment company organizations; expenses of acquiring, holding and disposing of securities and other investments; fees and expenses of registering under the securities laws and the governmental fees; expenses of reporting to stockholders and investors; proxy statements and other expenses of stockholders' or investors' meetings; insurance premiums; printing and mailing expenses; interest, taxes and corporate fees; legal and accounting expenses; compensation and expenses of trustees or Directors, as the case may be, not affiliated with EVM or G/A; and investment advisory fees. The Portfolio and the Fund will also each bear expenses incurred in connection with litigation in which the Portfolio or the Fund, as the case may be, is a party and any legal obligation to indemnify its respective officers and trustees or Directors, as the case may be, with respect thereto.


    The following table shows the actual expenses of the Fund for the six months ended February 29, 1996, and a pro forma adjustment thereof assuming the Fund had invested its investable assets in the Portfolio for the entire period then ended. The pro forma adjustment does not include the estimated costs of this proxy solicitation because Eaton Vance will bear such costs, but assumes a waiver of Fund management fees of .15% of average daily net assets. The pro forma adjustment assumes that: (i) there were no holders of interests in the Portfolio other than the Fund; and (ii) the average daily net assets of the Fund and the Portfolio were equal to the actual average daily net assets of the Fund during the period.

                  FUND OPERATING EXPENSES FOR THE SIX MONTHS
                           ENDED FEBRUARY 29, 1996
            (ANNUALIZED AS A PERCENT OF AVERAGE DAILY NET ASSETS)

                                                                             PRO FORMA (ASSUMING THAT THE
                                                                               AVERAGE DAILY NET ASSETS
                                                                             INVESTED BY THE FUND IN THE
                                                                             PORTFOLIO WERE $29,060,000)
                                                                          ---------------------------------
                                                            ACTUAL         FUND       PORTFOLIO       TOTAL
                                                            ------         ----       ---------       -----
Annual Fund Operating Expenses
  Investment advisory (and administration) fees ........    1.23%         0.10%         1.23%         1.33%
  Rule 12b-1 Fees ......................................    0.25%         0.25%         0.00%         0.25%
  Other expenses .......................................    0.53%         0.27%         0.15%         0.42%
                                                            -----         -----         -----         -----
Total Fund Operating Expenses ..........................    2.01%         0.62%         1.38%         2.00%
                                                            =====         =====         =====         =====


    Assuming that the Fund was the only holder of an interest in the Portfolio and that the Fund was fully invested therein, the net asset value per share, distributions per share and net investment income per share of the Fund would have been about the same on a pro forma basis as the actual net asset value, distributions and net investment income per share of the Fund during the period indicated. If the Portfolio's assets grew so that average daily net assets were $150 million, the projected total operating expense ratio would be reduced to 1.88%. There can be no assurance assets will reach such an amount.

    Eaton Vance also has agreed to maintain the expenses of the Fund to ensure they do not exceed 2.0% of average daily net assets through August 31, 1999 (which includes the Fund's pro rata share of Portfolio expenses). Currently, Capstone and G/A have agreed to maintain Fund expenses at 2.50% of average daily net assets. THROUGH AUGUST 31, 1995, THE FUND HISTORICALLY HAS HAD AN ANNUAL EXPENSE RATIO OF NO LOWER THAN 2.44% SINCE INCEPTION.

    In recommending that the stockholders authorize the conversion of the Fund to the Hub and Spoke structure, the Board of Directors has taken into account and evaluated, among other things, the possible effects which increased assets in the Portfolio may have on the expense ratio of the Fund. There is, of course, no assurance that the net assets of the Portfolio will grow. After carefully weighing the costs involved against the anticipated benefits of converting the Fund to the Hub and Spoke structure, the Board of Directors recommends that the stockholders of the Fund vote to approve Proposal 1.

    If Proposal 1 is approved, the Board of Directors expects to implement the investment policy for the Fund by causing the Fund to exchange its investable assets (portfolio securities and cash) as well as certain other assets (including receivables for securities sold from the portfolio and receivables for interest on portfolio securities) for an interest in the Portfolio. The proposed transaction will not adversely alter the rights and privileges of stockholders of the Fund. The value of a stockholder's investment in the Fund will be the same immediately after the Fund's investment in the Portfolio as immediately before that investment. Of course, the value of a stockholder's investment in the Fund may fluctuate thereafter.


    The Fund would be able to withdraw its investment in the Portfolio at any time, if the Directors determine that it is in the best interests of the Fund to do so. Upon any such withdrawal, the Directors would consider what action might be taken, including the investment of the investable assets of the Fund in another pooled investment entity having substantially the same investment objective as the Fund or the retention of another investment adviser to manage the Fund's assets in accordance with its investment policies as is presently the case.

                         DESCRIPTION OF THE PORTFOLIO
    The investment objective of the Portfolio is the same as the objective of the Fund, assuming Proposal 5 is approved. The Portfolio seeks to achieve its investment objective through investments limited to the types of securities in which the Fund is authorized to invest. The investment restrictions and policies of the Portfolio are such that the Portfolio may not invest in any security or engage in any transaction which would not be permitted by the investment restrictions and policies of the Fund if the Fund were to invest directly in such a security or engage directly in such a transaction, again assuming Proposal 5 is approved.

    If the proposed investment in the Portfolio is implemented, the Fund's assets would no longer be directly invested in a portfolio of securities but would rather be invested in the securities of a single issuer, i.e., the Portfolio, which is a New York trust, and is registered as an open-end management investment company under the Act. Nevertheless, inasmuch as the assets of the Portfolio would be directly invested in a portfolio of securities, the Fund believes there are no material risks of investing in the Portfolio that are different from those to which stockholders of the Fund are currently subject.


    The approval of the Portfolio's investors (i.e., holders of interests in the Portfolio, such as the Fund) would be required to change certain of its investment restrictions; however, any change in nonfundamental investment policies would not require such approval. For a discussion of when Fund stockholders would be requested to vote on Portfolio matters, see page 9 below.


    Like the Fund, the Portfolio determines its net asset value once on each day the New York Stock Exchange (the "Exchange") is open for trading, as of the close of regular trading on the Exchange. The Portfolio's net asset value is computed by determining the value of the Portfolio's total assets (the securities it holds plus any cash or other assets, including interest accrued but not yet received), and subtracting all of the Portfolio's liabilities (including accrued expenses). The Portfolio will value its assets in the same manner as the Fund.


    To the extent sales prices are available, securities that are traded on a recognized stock exchange, whether U.S. or foreign, are valued at the last sale price on that exchange prior to the time when assets are valued or prior to the close of trading on the Exchange. In the event that there are no sales, the last available sale price will be used. If a security is traded on more than one exchange, the latest price on the exchange where the stock is primarily traded will be used. If there is no sale that day or if the security is not listed, the security is valued at its last sale quotation. The calculation of the Portfolio's net asset value may not take place contemporaneously with the times noted above for determining the prices of certain portfolio securities, including foreign securities. If events materially effecting the value of such securities occur between the time when their prices are determined and the time the Portfolio's net asset value is calculated, such securities will be valued at fair value as determined in good faith by the trustees. Also, for any security for which application of the preceding methods of valuation results in a price for a security that is deemed not to be representative of the market value of such security, the security will be valued at fair value under the supervision and responsibility of the board of trustees.

    Futures contracts and call options written on portfolio securities will be priced at the latest sales price on the principal exchange on which such options are normally traded or, if there have been no sales on such exchange on that day, at the closing asked price. Short-term investments having a maturity of 60 days or less are valued on the basis of amortized cost. All other assets and securities held by the Portfolio (including restricted securities) are valued at fair value as determined in good faith under the supervision and responsibility of the board of trustees. Any assets that are denominated in a foreign currency are translated into U.S. dollars of the last quoted spot rate of exchange prevailing on each valuation date.


    The Fund's net asset value is determined at the same time and on the same days that the net asset value of the Portfolio is calculated. Net asset value per share is computed by determining the value of the Fund's assets (its investment in the Portfolio and other assets), subtracting all of the Fund's liabilities (including accrued expenses), and dividing the result by the total number of shares outstanding at such time.


    Interests in the Portfolio have no pre-emptive or conversion rights, and are fully paid and non-assessable. The Portfolio normally will not hold meetings of holders of such interests except as required under the Act. The Portfolio would be required to hold a meeting of holders in the event that at any time less than a majority of the trustees holding office had been elected by holders. The trustees of the Portfolio continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage interest in the Portfolio may call a meeting of holders in the Portfolio for the purpose of removing any trustee. A trustee of the Portfolio may be removed upon a majority vote of holders in the Portfolio qualified to vote in the election. The Declaration of Trust of the Portfolio requires the Portfolio to assist its holders in calling such a meeting. Upon liquidation of the Portfolio, holders in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders.


    Each holder in the Portfolio is entitled to vote in proportion to its share of the interests in the Portfolio. Except as described below, whenever the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will hold a meeting of its stockholders and will cast its votes proportionately as instructed by Fund stockholders.

    Subject to applicable statutory and regulatory requirements, the Fund would not request a vote of its stockholders with respect to (a) any proposal relating to the Portfolio, which proposal, if made with respect to the Fund, would not require the vote of the stockholders of the Fund, or (b) any proposal, with respect to the Portfolio that is identical, in all material respects, to a proposal that has previously been approved by stockholders of the Fund. Any proposal submitted to holders in the Portfolio, and that is not required to be voted on by stockholders of the Fund, would nonetheless be voted on by the Directors of the Fund.

    Investments in the Portfolio may not be transferred, but a holder may withdraw all or any portion of its investment at any time at net asset value. Each holder in the Portfolio, including the Fund, will be liable for all obligations of the Portfolio. However, the risk of a holder in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists, and the Portfolio itself is unable to meet its obligations. Thus, stockholders of the Fund should not experience losses from the new investment structure itself.

    The Portfolio has its own board of trustees, including a majority of trustees who are not "interested" persons of the Portfolio as defined in the Act. The present trustees of the Portfolio are identical to the proposed Directors of the Fund and are listed in Proposal 2A of this Proxy Statement.


                              TAX CONSIDERATIONS
    The Internal Revenue Service has issued private letter rulings to numerous investment companies, including EVM sponsored funds, to the effect that this type of transaction will not result in recognition of capital gains. Such rulings are not binding on the IRS with respect to the Fund. Nevertheless, the Fund has received an opinion of tax counsel, Brown & Wood LLP, to the effect that, although there is no judicial authority directly on point, the contribution of its assets to the Portfolio in exchange for an interest in the Portfolio will not result in the recognition of gain or loss to the Fund for federal income tax purposes pursuant to Internal Revenue Code (the "Code")
Section 721 and related authorities. The Fund has not applied for a ruling from the IRS to the same effect and legal opinions are not binding on the IRS. If it were determined that the transaction was taxable, the Fund would realize and recognize gain in an amount equal to the appreciation (undiminished by losses) in the transferred assets as of the date of the transfer (the "deemed gain"). If the Fund did not make a distribution to its stockholders equal to all or a portion of the deemed gain, the Fund could be subject to tax (plus interest and penalties) on all or a portion of the deemed gain. Alternatively, if the Fund were to make a distribution to its stockholders in an amount equal to all or a portion of the deemed gain, then its stockholders at the time of such distribution would be taxed on the amount distributed and the Fund could be required to pay penalties and/or interest. Depending on the amount and nature of the deemed gain and the Fund's previous distributions of gains with respect to the same taxable year, the Fund might be required to make the distribution described in the preceding sentence in order to preserve its qualification under the Code as a regulated investment company.

    As of February 29, 1996, the gross unrealized appreciation in the assets of the Fund on a federal income tax basis was $8,011,579. The amount of gross unrealized appreciation in the assets of the Fund at the time of transfer of the Fund's assets to the Portfolio may be more or less than the amount indicated in the preceding sentence, and no assurance can be given as to the magnitude of such amount at the time of such transfer.

    As a regulated investment company under the Code, the Fund does not pay federal income or excise taxes to the extent that it distributes to stockholders its net investment income and net realized capital gains in accordance with the timing requirements imposed by the Code. As a partnership under the Code, the Portfolio does not pay federal income or excise taxes. Provided the Fund qualifies as a regulated investment company for federal income tax purposes and the Portfolio is treated as a partnership for federal tax purposes, neither is liable for state income, corporate excise or franchise tax.

                PROPOSED SUPPLEMENT TO INVESTMENT RESTRICTIONS
    Certain of the Fund's investment restrictions must be amended, eliminated or reclassified in order for the Fund to invest its investable assets in the Portfolio. (See investment restrictions (1), (4), (8), (11), (12), (14), (15) and (17) in Exhibit B.) The Board of Directors of the Fund has approved, subject to a stockholder vote, a supplemental provision to be added to the investment restrictions of the Fund to permit it to invest its investable assets in the Portfolio.

    The Board of Directors proposes that these restrictions and all other investment restrictions be supplemented with an additional fundamental investment provision as follows: "(18) Notwithstanding the investment policies and restrictions of the Fund, the Fund may invest its assets in an open-end management investment company with substantially the same investment objective, policies and restrictions as the Fund."

    The additional investment provision would also apply to any conflicting nonfundamental investment policies. (The current investment restrictions would also be revised if Proposal 5 is approved.)

                         EXPANDED EXCHANGE PRIVILEGE
    Because the Fund would become a member of the Eaton Vance family of funds if this Proposal is approved, Fund shareholders would be able to freely exchange into the following mutual funds without payment of a sales charge or fund exchange fee:

             EQUITY FUNDS                MUNICIPAL BOND FUNDS -- continued
             ------------                ---------------------------------
EV Traditional Asian Small Companies     EV Traditional Georgia Municipals Fund
  Fund                                   EV Traditional Hawaii Municipals Fund
EV Traditional Emerging Markets Fund     EV Traditional High Yield Municipals
EV Traditional Information Age Fund         Fund
EV Traditional Investors Fund            EV Traditional Kansas Municipals Fund
EV Traditional Greater China Growth      EV Traditional Kentucky Municipals Fund
  Fund                                   EV Traditional Louisiana Municipals
EV Traditional Greater India Fund          Fund
EV Traditional Growth Fund               EV Traditional Maryland Municipals Fund
EV Traditional Special Equities Fund     EV Traditional Massachusetts Municipals
EV Traditional Stock Fund                  Fund
EV Traditional Tax-Managed Growth Fund   EV Traditional Michigan Limited
EV Traditional Total Return Fund           Maturity Municipals Fund
                                         EV Traditional Michigan Municipals
             INCOME FUNDS                  Fund
             ------------                EV Traditional Minnesota Municipals
Eaton Vance Income Fund of Boston          Fund
EV Traditional Government Obligations    EV Traditional Mississippi
  Fund                                     Municipals Fund
                                         EV Traditional Missouri Municipals
          MONEY MARKET FUNDS               Fund
          ------------------             EV Traditional National Limited
Eaton Vance Cash Management Fund           Maturity Municipals Fund
Eaton Vance Tax Free Reserves            EV Traditional National Municipals
                                           Fund
         MUNICIPAL BOND FUNDS            EV Traditional New Jersey Limited
         --------------------              Maturity Municipals Fund
Eaton Vance Municipal Bond Fund L.P.     EV Traditional New Jersey Municipals
EV Traditional Alabama Municipals Fund     Fund
EV Traditional Arizona Municipals Fund   EV Traditional New York Limited
EV Traditional Arkansas Municipals Fund    Maturity Municipals Fund
EV Traditional California Municipals     EV Traditional New York Municipals
  Fund                                     Fund
EV Traditional Colorado Municipals Fund  EV Traditional North Carolina
EV Traditional Connecticut Municipals      Municipals Fund
  Fund                                   EV Traditional Ohio Limited Maturity
EV Traditional California Limited          Municipals Fund
  Maturity Municipals Fund               EV Traditional Ohio Municipals Fund
EV Traditional Connecticut Limited       EV Traditional Oregon Municipals Fund
  Maturity Municipals Fund               EV Traditional Pennsylvania Municipals
EV Traditional Florida Insured             Fund
  Municipals Fund                        EV Traditional South Carolina
EV Traditional Florida Limited             Municipals Fund
  Maturity Municipals Fund               EV Traditional Tennessee Municipals
EV Traditional Florida Municipals Fund     Fund
     Municipals Fund                     EV Traditional Texas Municipals Fund
                                         EV Traditional Virginia Municipals Fund
                                         EV Traditional West Virginia Municipals
                                           Fund

The Fund can change this exchange privilege upon 60 days notice to shareholders. The new privilege is substantially broader than the current one provided by the Capstone family of funds which only includes the following four funds: Capstone Growth Fund, Inc., Capstone Government Income Fund, Capstone Nikko Japan Fund and Capstone New Zealand Fund.

    Shareholders of record on the date of the conversion will be permitted to purchase additional shares of the Fund without a sales charge for as long as they remain Fund shareholders. In addition, such shareholders will not be subject to the $750 minimum account size policy of the restructured Fund.

               FURTHER INFORMATION REGARDING THE RESTRUCTURING
    The proposed restructuring of the Fund and related changes described in this proxy statement are the result of the decision of G/A and Eaton Vance to work jointly to improve the distribution, performance and shareholder servicing of the Fund. To date, these organizations have agreed to promote their relationship in three principal respects. First, Eaton Vance has agreed to pay G/A on the conversion of the Fund to Hub and Spoke the sum of $2 million for the rights to G/A's tradename. In addition, Eaton Vance has agreed to pay G/A the sum of $500,000 if the assets of the Portfolio reach $100 million (excluding any G/A affiliated investments) within six months after implementation of Proposal 1 as the result of the services of G/A personnel in assisting Eaton Vance to grow the Fund. Lastly, G/A has agreed to pay Eaton Vance the equivalent of one-third of its Portfolio advisory fee out of its own resources to be used by Eaton Vance to pay expenses related to its activities as Placement Agent of the Portfolio. All of these agreements are designed to enable Eaton Vance to better promote and service the Fund and the Portfolio. As discussed in Proposal 1, asset growth should be beneficial to shareholders. It is possible G/A and Eaton Vance may enter into other agreements that directly or indirectly affect the Fund, but none are currently contemplated.

    G/A and Eaton Vance have agreed to make certain payments to Capstone for services necessary to facilitate the transition of the administration and distribution functions of the Fund and to provide incentives to Capstone to sell shares of the Fund. G/A will pay Capstone the sum of $150,000 upon implementation of Proposal 1 and an amount equal to .05% of the Portfolio's average daily net assets for two years. (G/A and Eaton Vance will share equally if such aggregate payments exceed $200,000.) In addition, if the assets of the Portfolio reach $100 million within six months of the implementation of Proposal 1 (excluding any G/A affiliated investments), G/A will pay Capstone $150,000. Eaton Vance has agreed to reimburse Capstone up to $75,000 for expenses of employment severance that Capstone incurs as a result of the change in Fund service providers and to pay Capstone $15,000 (plus out-of-pocket costs) for transition related services. Capstone will become a dealer firm in the EVD distribution network and, therefore, will receive distribution fees from EVD pursuant to the Fund's Rule 12b-1 distribution plan after the restructuring.


                      EVALUATION BY THE FUND'S DIRECTORS
    The Board of Directors of the Fund has carefully considered this Proposal and its potential benefits, which will in effect authorize the conversion of the Fund to the Hub and Spoke structure. In this regard, the Board believes that the Portfolio will attract other collective investment vehicles which will have investors who would not otherwise be investors in the Fund. Investors in the Portfolio may include other established investment companies sponsored by Eaton Vance with substantially the same investment objectives and policies as the Fund. By adopting the Hub and Spoke structure the Fund can participate in a larger, more diversified and potentially more attractive investment portfolio. By this pooling of assets the Portfolio is likely, over time, to achieve a variety of operating economies. The larger asset size of the Portfolio, in the Board's view, can be expected to permit the purchase of investments in larger amounts than the Fund currently is able to purchase, which may reduce certain operating expenses indirectly borne by the Fund's stockholders. In general, to the extent that certain operating costs are relatively fixed and currently are borne by the Fund alone, these expenses would instead be borne in whole or in part by the Portfolio and shared by the Fund's stockholders with other investors in the Portfolio. These portfolio benefits and economies of scale would be likely only if assets of the Portfolio were to grow through investments in the Portfolio by entities in addition to the Fund. There can be no assurance that such benefits will be realized.


    The Board also considered the comparative skill, experience and resources of Eaton Vance and Capstone in serving as administrator and distributor of the Fund especially in the proposed revised structure. The Board recognized that EVM and G/A could benefit from the proposed structure because such structure could enable them to increase fee bearing assets through the development of new vehicles to attract investor assets and that G/A and Capstone will receive the benefits described in "Further Information Regarding the Restructuring" above.

    The Board concluded that no unfair burden would be imposed on the Fund as a direct or indirect result of the transactions and changes described in this proxy statement. Among the factors considered by the Board in reaching this conclusion were that Eaton Vance has agreed to maintain the expenses of the Fund so they will not exceed 2.0% of the Fund's average daily net assets through August 31, 1999 and has agreed to use its best efforts to ensure that for at least three years after implementation of Proposal 1 at least 75% of the directors of the Fund will not be "interested persons" of the Eaton Vance or G/A organizations, as such term is defined in the Act.

    The Board of Directors of the Fund believes that over time the aggregate per share expenses of the Fund and the Portfolio should be less than the expenses that would be incurred by the Fund if it continued to retain the services of an investment adviser and to invest directly in securities although there can be no assurance that such expense savings will be realized. The Board also considered risks associated with an investment in the Portfolio. The Board of Directors believes that the Portfolio's investment policies and restrictions involve substantially the same risks as are associated with the Fund's direct investment in securities.

    The Board also considered the expanded exchange privilege which will be available to shareholders. The number of available funds that could be exchanged into will increase from 4 to 56. Although the Eaton Vance family of funds does not have funds with identical investment objectives and policies to the Capstone funds, the Board believes the available choices are a substantial improvement.


    Based on their consideration, analysis and evaluation of the above factors and other information deemed by them to be relevant to this Proposal, the Fund's Board of Directors (including a majority of the Independent Directors) have concluded that it would be in the best interests of the Fund and its stockholders to approve a new investment policy and supplement to the fundamental investment restrictions to enable the Fund to invest its investable assets in the Portfolio.

                     VOTE REQUIRED TO APPROVE PROPOSAL 1
    Approval by the stockholders of the Fund of the new investment policy and supplement to its fundamental investment restrictions requires the affirmative vote of a majority of the outstanding voting securities of the Fund which term as used in this Proxy Statement means the vote of the lesser of (a) more than 50% of the outstanding shares of the Fund, or (b) 67% of the shares of the Fund present at the meeting if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy at the meeting.


    THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE TO APPROVE THIS PROPOSAL. Implementation of this Proposal is dependent upon approval of Proposals 2(A), 2(B) and 3. In the event the stockholders of the Fund fail to approve this Proposal, the Board has retained G/A as the investment adviser for the Fund to manage the Fund's assets through direct investments in securities, and the Fund's existing investment advisory agreement would continue in effect in its current form.


                    PROPOSAL 2.  AUTHORIZATION TO VOTE AT
                       MEETINGS OF PORTFOLIO INVESTORS
    Stockholders of the Fund are being asked to vote on certain matters with respect to the Portfolio because the Portfolio is expected to call a meeting of its holders (including the Fund) to vote on such matters. Specifically, it is expected that the Portfolio will ask its holders to vote at such meeting to:

        (A) Elect a board of trustees of the Portfolio; and

        (B) Approve the Investment Advisory Agreement as set forth in Exhibit A to this Proxy Statement between the Portfolio and its investment adviser, G/A Capital Management, Inc.

    The Fund will cast its votes at the meeting of holders of interests in the Portfolio on each matter in the same proportion as the votes cast by the Fund's stockholders. Based on the Fund's current net assets, it is anticipated that the Fund will hold over 99% of the interests in the Portfolio when the conversion occurs.


                     PROPOSAL 2(A).  ELECTION OF TRUSTEES
                               OF THE PORTFOLIO
    It is the present intention that, subject to shareholder approval of this Proposal and Proposals 1, 2(B) and 3, the enclosed proxy will, unless authority to vote for election of one or more nominees is specifically withheld by executing the proxy in the manner stated thereon, be used for the purpose of authorizing the Fund to vote in favor of the election of the following six nominees indicated below as trustees of the Portfolio, to hold office until their successors are elected and qualified. PLEASE NOTE THAT EACH OF THE FOLLOWING NOMINEES IS PROPOSED TO SERVE AS A DIRECTOR OF THE FUND. The nominee whose name is preceded by an asterisk(*) is an "interested person" (as defined in the Act), by reason of his affiliation with the Eaton Vance organization.

          NAME AND                       PRINCIPAL OCCUPATIONS OVER
      OTHER INFORMATION                       PAST FIVE YEARS
      -----------------                  --------------------------

DONALD R. DWIGHT               Mr. Dwight is President of Dwight Partners,
Age: 65; has been a            Inc. (a corporate relations and communications
trustee since                  company) founded in 1988; Chairman of the
June 24, 1996.                 Board of Newspapers of New England, Inc.,
                               since 1982. He also serves as a Director, Managing General Partner, Director General
                               Partner, or Trustee of seventy-nine investment companies advised or administered by EVM or its subsidiary, Boston Management and Research
                               ("BMR").

*JAMES B. HAWKES               President of the Portfolio and a Trustee since
Age: 54; has been a            inception. Executive Vice President of Eaton
trustee since                  Vance Corp. ("EVC") (the parent of EVM), EVM
March 26, 1996.                and EV, Inc. (a sister subsidiary of EVM) and
                               a Director of EVC and EV, Inc. He also serves as a Director or Trustee and/or Officer of seventy-two investment companies advised or administered by EVM or BMR.

SAMUEL L. HAYES, III           Dr. Hayes is the Jacob H. Schiff Professor of
Age: 61; has been a            Investment Banking at Harvard Graduate School
trustee since                  of Business Administration. He also serves as
June 24, 1996.                 a Director, Managing General Partner, Director
                               General Partner, or Trustee of eighty-two investment companies advised or administered by EVM or BMR.


NORTON H. REAMER               President and a Director of United Asset
Age: 60; has been a            Management Corporation; Director, Chairman and
trustee since                  President of The Regis Fund, Inc., an open-end
June 24, 1996.                 mutual fund. He also serves as a Director,
                               Managing General Partner, Director General
                               Partner, or Trustee of seventy-nine investment companies advised or administered by EVM or BMR.


JOHN L. THORNDIKE              Director of Fiduciary Company Incorporated in
Age: 69; has been a            Boston, Massachusetts; a Trustee of the Boston
trustee since                  Symphony Orchestra. He also serves as a
June 24, 1996.                 Director, Managing General Partner, Director
                               General Partner, or Trustee of seventy-nine investment companies advised or administered by EVM or BMR.


JACK L. TREYNOR                An investment adviser and consultant.
Age: 66; has been a            Associate Professor of Finance, Loyola-
trustee since                  Marymount University, Los Angeles, California
June 24, 1996.                 (until May 1989). Mr. Treynor is also a member
                               of the Advisory Board of the Institute for Quantitative Research in Finance. He also serves as a Director, Managing General
                               Partner, Director General Partner, or Trustee of seventy-seven investment companies advised or administered by EVM or BMR.

    As of July 18, 1996, no current or former trustee or officer of the Portfolio, individually or as a group, directly or indirectly beneficially owned more than 1% of the Fund's shares then outstanding.


    It is not expected that any of the nominees referred to above will decline or become unavailable for election, but in case this should happen, the Portfolio may vote for a substitute nominee or nominees (unless authority to vote for election of all nominees is specifically withheld by executing the proxy in the manner stated thereon).

    Messrs. Thorndike (Chairman), Hayes and Reamer serve as members of the Special Committee of the board of trustees of the Portfolio. The purpose of the Special Committee is to consider, evaluate and make recommendations to the full Board concerning (i) all contractual arrangements with service providers to the Portfolio, including advisory, administrative, custodial and fund accounting services, and (ii) all other matters in which Eaton Vance, G/A or their affiliates have any actual or potential conflict of interest with the Portfolio or its interestholders.


    The Nominating Committee is, and for at least three years after implementation of Proposal 1 is expected to be, comprised of four trustees who are not "interested persons" as that term is defined under the Act. The Committee has four-year staggered terms, with one member rotating off the committee to be replaced by another noninterested trustee. Messrs. Hayes (Chairman), Reamer, Thorndike and Treynor are currently serving on the committee. The purpose of the Committee is to recommend to the Board nominees for the position of noninterested trustee and to assure that at least a majority of the Board of Trustees is independent of G/A, Eaton Vance and their affiliates. The Board will, when a vacancy exists or is anticipated, consider any nominee for trustee recommended by a shareholder if such recommendation is submitted to the board in writing and contains sufficient background information concerning the individual to enable a proper judgment to be made as to such individual's qualifications.


    Messrs. Treynor (Chairman) and Dwight serve as members of the Audit Committee of the board of trustees of the Portfolio. The Audit Committee's functions include making recommendations to the board regarding the selection of the independent public accountants, and reviewing with such accountants and the Treasurer of the Portfolio matters relative to trading and brokerage policies and practices, accounting and auditing practices and procedures, accounting records, internal accounting controls, and the functions performed by the custodian, transfer agent and dividend disbursing agent of the Portfolio.


    The fees and expenses of those trustees of the Portfolio who are not members of the Eaton Vance organization or G/A will be paid by the Portfolio. For the calendar year ending December 31, 1996, the proposed Directors of the Fund will have earned the following compensation in their capacities as trustees of the Portfolio and other funds in the Eaton Vance fund complex:

                               ESTIMATED       RETIREMENT          TOTAL
                               PORTFOLIO     BENEFIT ACCRUED   COMPENSATION
NAME                         COMPENSATION     FROM COMPLEX    FUND COMPLEX(1)
- ----                         ------------     ------------    ---------------
Donald R. Dwight                  $30            $35,000         $135,000
Samuel L. Hayes, III               30             33,750          150,000
Norton H. Reamer                   30              -0-            135,000
John L. Thorndike                  30              -0-            140,000
Jack L. Treynor                    30              -0-            140,000
- ----------
(1) The Eaton Vance fund complex consists of 211 registered investment companies or series thereof.

    Trustees of the Portfolio that are not affiliated with Eaton Vance may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Deferred Compensation Plan (the "Plan"). Under the Plan, an eligible trustee may elect to have his deferred fees invested by a Portfolio in the shares of one or more funds in the Eaton Vance family of funds, and the amount paid to the trustees under the Plan will be determined based upon the performance of such investments. Deferral of trustees' fees in accordance with the Plan will have a negligible effect on a Portfolio's assets, liabilities, and net income per share, and will not obligate the Portfolio to retain the services of any trustee or obligate the Portfolio to pay any particular level of compensation to the trustee.

    It is estimated that the trustees, as a group, will receive approximately $175 in compensation from the Fund and $450 from the Portfolio in the next fiscal year of operations. Mr. Hawkes, a trustee of the Portfolio who is affiliated with EVM, is compensated by EVM and does not and will not receive fees or remuneration directly from the Fund or the Portfolio.


    The Board of Directors of the Fund recommends that the stockholders of the Fund vote to authorize the Fund to elect each nominee as a trustee of the Portfolio at the meeting of the holders of interests in the Portfolio.


               PROPOSAL 2(B). APPROVAL OF THE INVESTMENT ADVISORY
                   AGREEMENT WITH G/A CAPITAL MANAGEMENT, INC.
    G/A Capital Management, Inc. ("G/A"), the Adviser of the Fund, will act as investment adviser to the Portfolio pursuant to an Investment Advisory Agreement between G/A and the Portfolio dated June 24, 1996 (the "Agreement"), subject to approval of this Proposal and Proposals 1, 2(A) and 3.
G/A is located at 41 Madison Avenue, 40th Floor, New York, New York 10010-2202. G/A was incorporated in Delaware on February 24, 1989 and is principally owned by Samuel D. Isaly, who serves as its President. Assuming Proposal 1 is implemented, the Portfolio would be the only investment company registered under the Act advised by G/A. Investment decisions for the Portfolio would be made by Mr. Isaly as the portfolio manager. Mr. Isaly has been active in international and health care investing throughout his career, beginning at Chase Manhattan Bank in New York in 1968. He studied international economics, mathematics and econometrics at Princeton and the London School of Economics. His company, Gramercy Associates, was the first to develop an integrated worldwide system of analysis on the 100 leading worldwide pharmaceutical companies, with investment recommendations conveyed to 50 leading financial institutions in the United States and Europe beginning in 1982. Gramercy Associates was absorbed into S.G. Warburg & Company Inc. in 1986, where Mr. Isaly became a Senior Vice President. In July of 1989, Mr. Isaly joined with Mr. Viren Mehta to found the partnership of Mehta and Isaly. The operations of the combined effort (including G/A and affiliated entities) are (1) to provide investment ideas to institutional investors on the subject of worldwide health care, (2) to undertake cross-border merger and acquisition projects in the industry and (3) to provide investment management services to selected investors. G/A is registered with the Securities and Exchange Commission as an investment adviser.

    The Board of Directors of the Fund has reviewed the Agreement and recommends that the stockholders of the Fund vote to authorize the Fund to approve the Agreement entered into by the Portfolio at the meeting of holders of interests in the Portfolio. A copy of the Agreement is attached hereto as Exhibit A and the discussion of the Agreement herein is qualified in its entirety by such Agreement.


    The Agreement will remain in full force and effect through February 28, 1997, and will continue in full force and effect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually
(i) by the board of trustees of the Portfolio or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, and
(ii) by the vote of a majority of those trustees of the Portfolio who are not interested persons (as defined in the Act) of EVM, G/A or the Portfolio cast in person at a meeting called for the purpose of voting on such approval.


    Under the terms of the Agreement, the Portfolio will employ G/A to act as investment adviser for and to manage the investment and reinvestment of the assets of the Portfolio, subject to the supervision of its trustees. G/A will furnish to the Portfolio investment advice and assistance, and investment advisory, statistical and research facilities, and has arranged for certain members of the G/A organization to serve without salary as officers of the Portfolio.

    In approving the Agreement for the Portfolio, the trustees of the Portfolio have taken into account such factors and information as were deemed by them to be relevant to G/A's investment advisory relationship with the Portfolio. In their deliberations the trustees have considered: the requirements and needs of the Portfolio for advisory services and facilities; the nature, extent and quality of the advisory services and facilities heretofore provided to the Fund; the ability of G/A's personnel; the fiduciary duties and risks to be assumed by the G/A organization and its commitment to provide advisory services and facilities to the Portfolio on a continuing basis; the compensation and benefits which will be received by the G/A organization pursuant to the Agreement; the necessity that G/A maintain its ability to retain and attract capable personnel to service the Portfolio; the continuance of appropriate incentives to assure that G/A will provide high quality management and administrative services to the Portfolio; the revenues, expenses, financial condition, stability and capabilities of G/A; the investment performance of the Fund since its inception; the various investment strategies and techniques to be employed by G/A to enhance the Portfolio's investment performance; current developments and trends in the mutual fund and financial services industries including the entry of large and highly capitalized companies which are spending and appear to be prepared to continue to spend substantial amounts to engage personnel and to provide services for competing mutual funds; and other information and factors which the trustees believed relevant to the matter.


    Pursuant to the Agreement, G/A will provide the Portfolio with investment research, advice and supervision, will furnish an investment program and will determine what securities will be purchased, held or sold by the Portfolio and what portion, if any, of the Portfolio's assets will be held uninvested. The Agreement requires G/A to pay the salaries and fees of all officers of the Portfolio who are members of the G/A organization and all personnel of G/A performing services relating to research and investment activities. The Agreement provides that the Portfolio will pay all its expenses other than those expressly stated to be payable by G/A, which expenses payable by the Portfolio will include, without implied limitation, (i) expenses of maintaining the Portfolio and continuing its existence, (ii) registration of the Portfolio under the Act, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale and redemption of interests in the Portfolio, (viii) expenses of registering and qualifying the Portfolio and interests in the Portfolio under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to holders and investors, and fees and expenses of registering and maintaining registrations of the Portfolio and of the Portfolio's placement agent as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to holders and of meetings of holders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues,
(xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Portfolio (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values, book capital account balances and tax capital account balances), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, holder servicing agents and registrars for all services to the Portfolio, (xv) expenses for servicing the accounts of holders, (xvi) any direct charges to holders approved by the trustees of the Portfolio, (xvii) compensation and expenses of trustees of the Portfolio who are not members of G/A's organization, and (xviii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Portfolio to indemnify its trustees, officers and holders with respect thereto.


    In consideration of the services, payments and facilities to be furnished by G/A under the Agreement, the Portfolio will pay G/A a monthly advisory fee as described under Proposal 1 above. Therefore, there will be no immediate change in the schedule of advisory fee rates paid as a result of the conversion of the Fund to the Hub and Spoke structure unless average daily net assets reach $500 million in which case the fee rate on additional assets will decline. After one year, however, the effective fee rate may either increase or decline based upon investment performance relative to the S&P 500 as described in Proposal 1.


    The Agreement provides that it may be terminated at any time without penalty on sixty days' notice by G/A or by the trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio, and that it shall automatically terminate in the event of its assignment. The Agreement provides that G/A may render services to others and engage in other business activities. The Agreement also provides that G/A shall be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the Agreement in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties thereunder, or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

                    VOTE REQUIRED TO AUTHORIZE THE FUND TO
                  APPROVE THE INVESTMENT ADVISORY AGREEMENT
    Authorization of the Fund to approve the Portfolio's investment advisory agreement with G/A at the meeting of the holders of interests in the Portfolio requires the affirmative vote of a majority of the outstanding voting securities of the Fund as defined in Proposal 1.

    THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE TO APPROVE THIS PROPOSAL. In the event that the stockholders of the Fund fail to approve this Proposal, the Directors of the Fund will consider what further action should be taken.


                      PROPOSAL 3.  ELECTION OF DIRECTORS
    It is the present intention that, subject to shareholder approval of this Proposal and Proposals 1, 2(A), and 2(B), the enclosed proxy will, unless authority to vote for election to office is specifically withheld by executing the proxy in the manner stated thereon, be used for the purpose of voting to fix the number of Directors for the ensuing year at six, and of voting in favor of the election of the nominees named below until their successors are elected and qualified. The nominee whose names is preceded by an asterisk(*) is an "interested person" (as defined in the Act) by reason of his affiliations with Eaton Vance. The biographical information as to each nominee is provided under Proposal 2(A).

                            NOMINEES FOR DIRECTORS
                 Donald R. Dwight
                *James B. Hawkes
                 Samuel L. Hayes, III
                 Norton H. Reamer
                 John L. Thorndike
                 Jack L. Treynor


    As of July 18, 1996, the proposed Directors of the Fund beneficially owned shares constituting less than 1% of the outstanding shares of the Fund.


    It is not expected that any of the nominees referred to above will decline or become unavailable for election, but in case this should happen, the discretionary power given in the proxy may be used to vote for a substitute nominee or nominees or to vote to fix the number of Directors for the ensuing year at less than six (unless authority to vote for election of all nominees is specifically withheld by executing the proxy in the manner stated thereon). Eaton Vance has undertaken to use its best efforts to ensure that for at least three years after implementation of Proposal 1 at least 75% of the directors will not be "interested persons" of the Eaton Vance organization or of G/A.

    In recommending a change in the Board, the existing Board of Directors considered various factors, including the substantial knowledge and experience the nominees have with the master-feeder structure and the Eaton Vance organization. The existing Directors have resigned subject to implementation of Proposals 1, 2A and 2B and the election of their successors. The existing Directors and executive officers are (with share ownership as of July 18, 1996):

                                  PERCENTAGE
                                   OWNERSHIP
           NAME AND                OF SHARES         PRINCIPAL OCCUPATION
      OTHER INFORMATION           OUTSTANDING        OVER PAST FIVE YEARS
      -----------------           -----------        --------------------
*SAMUEL D. ISALY                     2.48%       Chairman of the Board and
Age: 51; director                                President. President of G/A
since 1989.                                      Capital Management, Inc.
                                                 since 1989; formerly Senior
                                                 Vice President of S.G.
                                                 Warburg & Co., Inc. from
                                                 1986 through 1989 and
                                                 President of Gramercy
                                                 Associates, a health care
                                                 industry consulting firm,
                                                 from 1983 through 1986.

JOHN J. MAGGIO, D.O.                 0.06%       Director and Chairman of the
Age: 53; director                                Department of Obstetrics and
since 1989.                                      Gynecology at St. Clare's
                                                 Hospital since 1982;
                                                 Clinical Associate Professor
                                                 of Surgery at New York
                                                 Medical College since 1982;
                                                 and Clinical Associate
                                                 Professor of Obstetrics and
                                                 Gynecology at New York
                                                 College of Osteopathic
                                                 Medicine since 1986.


PHILIP C. SMITH                      0.00%       Private investor. Director
Age: 90; director                                of other Capstone Funds and
since 1989.                                      Lexington Mutual Funds.


EUGENE E.                            0.30%       Private medical practice
WEISE, M.D., P.C.                                since 1972; formerly
Age: 57; director                                Assistant Professor of
since 1989.                                      Ophthalmology at Cornell
                                                 University School of
                                                 Medicine from 1974 through
                                                 1987.
- ------------
*May be deemed to be an "interested person" of the Fund as that term is defined in the Investment Company Act of 1940 because of his or her relationship to G/A or Capstone.

*EDWARD L. JAROSKI                   0.01%       Vice President. Chairman of
Age: 49.                                         the Board and Director of
                                                 the Administrator since
                                                 1987; President and Director
                                                 of the Distributor since
                                                 1987; President and Director
                                                 of Capstone Financial
                                                 Services, Inc. since 1987;
                                                 Director/Trustee and Officer
                                                 of other Capstone Funds.

*IRIS R. CLAY                        0.00%       Secretary. Assistant
Age: 44.                                         Secretary of Capstone
                                                 Financial Services, Inc.
                                                 since 1990; formerly
                                                 Compliance Analyst with
                                                 Capstone.

*LINDA G. GIUFFRE                    0.00%       Treasurer. Treasurer of
Age: 34.                                         Capstone Financial Services,
                                                 Inc. since 1990; Treasurer
                                                 of other Capstone Funds;
                                                 formerly Transfer Agent
                                                 Manager with Capstone
                                                 Financial Services, Inc.
                                                 from 1987 through 1990;
                                                 Accounting Supervisor with
                                                 Tenneco Financial Services,
                                                 Inc. from 1984 through 1987.
- ------------
*May be deemed to be an "interested person" of the Fund as that term is defined in the Investment Company Act of 1940 because of his or her relationship to G/A or Capstone.

    Each Director not affiliated with G/A is entitled to $250 for each Board meeting attended, and is paid a $500 annual retainer by the Fund. The Directors and officers of the Fund are also reimbursed for expenses incurred in attending meetings of the Board of Directors. For the fiscal year ending August 31, 1996, the Fund has paid or accrued for the account of its Directors and officers, as a group for services in all capacities, a total of $4,250.

    The following table represents the fees paid or accrued during the fiscal year ending August 31, 1996 to the directors of the Fund and their total fiscal year compensation from the Capstone Funds complex.

                                   AGGREGATE              TOTAL
                                 COMPENSATION          COMPENSATION
NAME                             ------------          FROM COMPLEX
- ----                               FROM FUND           ------------
Dr. John J. Maggio                  $1,500                $1,500
Philip C. Smith                      1,500                 8,250
Dr. Eugene E. Weise                  1,250                 1,250

Messrs. Maggio, Smith and Weise serve as members of the audit and nominating committees. During the current fiscal year, the audit committee had one meeting and the nominating committee had no meetings. Each Director attended at least 75% of all Board and committee meetings for the year ended August 31, 1995.

                 4.  RATIFICATION OF SELECTION OF ACCOUNTANTS
                                 OF THE FUND
    A majority of the members of each Board of Directors who are not interested persons of a Fund have selected Tait, Weller & Baker, Two Penn Center Plaza, Suite 700, Philadelphia, PA 191092-1707, as independent certified public accountants to sign or certify any financial statements which may be filed by the Fund with the Securities and Exchange Commission in respect of all or any part of the Fund's fiscal year ending August 31, 1996, the employment of such accountants being expressly conditioned upon the right of the Fund, by vote of a majority of the outstanding capital stock at any meeting called for the purpose, to terminate such employment forthwith without any penalty. Such selection was made pursuant to provisions of Section 32(a) of the Act, and is subject to ratification or rejection by the stockholders at this meeting. The Fund is informed that no member of Tait, Weller & Baker has any direct or material indirect interest in the Fund.

    The Fund's independent certified public accountants provide customary professional services in connection with the audit function for a management investment company such as the Fund, including services leading to the expression of opinions on the financial statements included in the Fund's annual report to stockholders, opinions on financial statements and other data included in the Fund's annual report to the Securities and Exchange Commission, opinions on financial statements included in amendments to the Fund's registration statement, and preparation of the Fund's federal tax returns. The nature and scope of the professional services of the accountants have been approved by the Fund's Board of Directors, which has considered the possible effect thereof on the independence of the accountants.


    Representatives of Tait, Weller & Baker are not expected to be present at the meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

    It is intended that proxies not limited to the contrary will be voted in favor of ratifying the selection of Tait, Weller & Baker, as the independent certified public accountants to be employed by the Fund to sign or certify financial statements required to be signed or certified by independent public accountants and filed with the Securities and Exchange Commission in respect of all or part of the fiscal year ending August 31, 1996.


                    PROPOSAL 5. TO APPROVE THE ELIMINATION,
                  RECLASSIFICATION AND AMENDMENT OF THE FUND'S
        INVESTMENT OBJECTIVES AND CERTAIN FUNDAMENTAL INVESTMENT POLICIES
    The Act requires a registered investment company like the Fund to have certain specific investment policies which can be changed only by a shareholder vote. Investment companies may also elect to designate other policies which may be changed only by a shareholder vote. Both types of policies are often referred to as "fundamental" policies. (In this Proxy Statement, the word "restriction" is sometimes used to describe a policy.) Some fundamental policies have been adopted in the past by the Fund to reflect certain regulatory, business or industry conditions which are no longer in effect. Accordingly, the Board of Directors has approved the simplification and modernization of those policies which are required to be fundamental, and the elimination as fundamental any policies which are not required to be fundamental under the positions of the staff of the Securities and Exchange Commission in interpreting the Act, in which case, depending on the circumstances, the policy would be reclassified as a nonfundamental policy in the same or a modified form, or eliminated. The revised policies must also be in conformity with state securities ("Blue Sky") laws. Nonfundamental policies can be changed by the Directors without stockholder approval. Revision of fundamental policies have been approved by shareholders of numerous other funds administered by EVM, and if these revisions are approved then the uniformity of such policies would serve to facilitate EVM's compliance efforts.

    This Proposal seeks stockholder approval of changes which are intended to accomplish the foregoing goals. THE PROPOSED CHANGES WILL NOT CAUSE A RESTRUCTURING OF FUND HOLDINGS OR AFFECT CURRENT MANAGEMENT OF THE FUND'S PORTFOLIO. The proposed changes to the fundamental policies are discussed in detail below. The Fund's current policies are set forth in its prospectus and statement of additional information. Please refer to the changes to the policies as set forth in Exhibit B (which does not include the additional fundamental investment provision to be added if Proposal 1 is approved). By reducing to a minimum those policies which can be changed only by stockholder vote, the Fund may be able to avoid the costs and delay associated with future stockholder meetings and the Board of Directors believes that G/A's ability to manage the Fund's portfolio in a changing regulatory or investment environment will be enhanced. Accordingly, investment management opportunities will be increased. The references to the Fund's investment restrictions correspond to the paragraphs in Exhibit B. If this Proposal is approved, the restrictions would be reordered.


         RECLASSIFICATION AND AMENDMENT OF INVESTMENT OBJECTIVES AND
                          BASIC INVESTMENT POLICIES
    The Fund's present investment objectives and basic investment policies are as follows: "The Fund's primary objective is long-term growth of capital, a goal it seeks by investing primarily in common stocks and securities (including debt and warrants) convertible into common stocks, of domestic and foreign companies engaged in medical research and the health care industry. Such companies obtain at least fifty percent of their profits and revenues from medical research or health care products or services. Current income is a secondary objective. Except during temporary defensive periods, not less than 65% of the Fund's total assets will be invested in the securities of companies primarily engaged in medical research and the health care industry, and, except during temporary defensive periods, the Fund would normally expect at least 80% of its total assets to be so invested. As a diversified investment company, at least 75% of the Fund's total assets are required to be invested in securities limited in respect of any one issuer to not more than 5% of the Fund's total assets and to not more than 10% of the issuer's voting securities."


    It is proposed that the Fund's investment objectives be modified to express more explicitly the focus on investing in stocks of health science companies which in today's market generally pay little or no dividends. The proposed new objective is: "long-term capital growth by investing in a global and diversified portfolio of securities of health science companies." This objective would remain fundamental. Similarly, the 75% diversification restriction would be retained as fundamental. The remaining policies would become "nonfundamental" and would be revised to be as follows: "The Fund invests in a global and diversified portfolio of securities of health science companies. These companies principally are engaged in the development, production or distribution of products or services related to scientific advances in healthcare, including biotechnology, diagnostics, managed healthcare and medical equipment and supplies, and pharmaceuticals. At the time the Fund makes an investment, 50% or more of such a company's sales, earnings or assets will arise from or will be dedicated to the application of scientific advances related to healthcare. Under normal market conditions, the Fund will invest as least 65% of its total assets in securities of health science companies, including common and preferred stocks; equity interests in partnerships; convertible preferred stocks; and other convertible instruments". These changes would be made to improve the marketing appeal of the Fund. THE PROPOSED CHANGES WOULD NOT AFFECT CURRENT PORTFOLIO MANAGEMENT.

    Consistent with these changes and the inclusion of the Fund in the Eaton Vance family of funds, the Board of Directors will change the name of the Fund to "EV Traditional Worldwide Health Sciences Fund, Inc." effective upon implementation of Proposal 1.


                     ELIMINATION OF CERTAIN RESTRICTIONS
    The Board of Directors proposes to delete Restriction (4) and most of Restriction (13) because such restrictions are not required to be fundamental policies under the Act or state "Blue Sky" laws and/or the practices referred to therein are otherwise governed by the Act.

    Restriction (4) concerning investment in other investment companies prohibits the Fund from investing in securities of other investment companies and investment funds. Investment in other investment companies is regulated by the Act and this restriction does not contain all of the provisions in the Act regarding such investments.

    The latter part of Restriction (13) concerning pledging, mortgaging or hypothecating the assets of the Fund is being deleted as pledging restrictions are no longer required by state law. Restriction (6), as revised, contains limitations on leverage.

                   RECLASSIFICATION OF CERTAIN RESTRICTIONS
    The Board of Directors also proposes that Restrictions (7), (8), (9),
(10), (14), and (17) and part of Restriction (16) be eliminated as fundamental, but be retained as nonfundamental policies of the Fund (which could be thereafter changed or eliminated by Director vote). Each of these restrictions is required under various state "Blue Sky" laws and/or federal laws, but are not required to be fundamental policies of the Fund.

    Restriction (7) concerning investment in affiliated issuers prohibits the Fund from purchasing a security where individuals affiliated with the Fund beneficially own more than 5% of that security. The securities laws have numerous prohibitions on affiliated transactions and the restriction need not be fundamental.


    Restriction (8) concerning investing for control prohibits the Fund from investing for control or management of other companies. Such investments would be difficult because of the Act's diversification requirements contained in Restrictions (10) and (11), and are regulated by the Act's provisions on affiliated transactions. Because the Fund focuses on health science companies, amendment of the restriction if reclassified may be advisable in the future. G/A is considering recommending a change to this restriction if it is made nonfundamental. Such a change may increase investment risk and is subject to Board approval.


    Restriction (9) concerns investing in options and futures contracts. These transactions are of increasing use to portfolio management and any future need to permit greater use of them with appropriate prospectus disclosure, would be facilitated by making this restriction nonfundamental.

    Restriction (10) concerning warrants and the middle part of Restriction
(16) concerning investment in oil, gas and similar programs are not required to be fundamental investment policies. No amendment is being proposed.

    Restriction (14) concerning investment in restricted securities is consistent (as revised) with the current position of the staff of the Securities and Exchange Commission. The flexibility afforded to amend this restriction by making it nonfundamental may be useful for a health science fund.

    Restriction (17) concerns investments in unseasoned issuers with less than three years continuous operation. This restriction is overly burdensome for a health science fund and has been amended to permit 5% of total assets to be so invested.


    As a result of this proposed reclassification of certain investment restrictions as nonfundamental, a future change in any of these restrictions could be effected by the Directors without stockholder approval if the Directors determined that such change was appropriate and desirable. The Board of Directors has no present expectation that the foregoing restrictions which would be reclassified would be amended or eliminated, although G/A may request Restriction (8) be revised. The Directors believe, however, that this reclassification of restrictions will permit the Fund to respond more rapidly to future changes in the Fund's competitive and regulatory environment.


                      AMENDMENT OF CERTAIN RESTRICTIONS
    The Board of Directors also proposes the amendment of seven fundamental policies.

    Restriction (1) concerning underwriting is being amended to conform the wording to that of other Eaton Vance administered funds. There is no substantive change.

    Restriction (2) concerning investments in real estate is being amended in order to expressly permit the Fund to invest in securities secured by real estate and securities of companies which invest or deal in real estate, both of which were previously implied.

    Restriction (3) concerning lending has been amended to reflect current regulatory restraints and recent changes to the lending policy of other Eaton Vance administered funds. The Fund has no current expectation to lend securities and is constrained by regulation as to the extent it could do so.

    The first part of Restriction (5) concerning short sales has been revised to permit the Fund to engage in such transactions if they are "against the box." In a short sale, the Fund would sell a borrowed security with a corresponding obligation to return the same security. The revision would permit such transactions only if the Fund owns or has the right to acquire the relevant security. Such transactions are not currently contemplated and would be engaged in only if the prospectus is revised. The latter part of Restriction (5) concerning margin transactions has been clarified to permit expressly ordinary securities settlements practices.

    Restrictions (6) and (13) concerning senior securities and borrowing have been revised by permitting borrowing and the issuance of senior securities consistent with the Act. The positions of staff of the Securities and Exchange Commission on borrowings and senior securities have evolved in recent years with the development of new investment strategies, such as reverse repurchase agreements and futures transactions. The Fund would like the ability to consider use of new investment techniques consistent with the Act as interpretations of the Act are further developed.

    Finally, the wording of Restriction (16) with respect to commodities is being amended to limit the exception to financial futures contracts, which was previously implied.

                     VOTE REQUIRED TO APPROVE PROPOSAL 5
    Approval of each item in this Proposal requires the affirmative vote of a majority of the outstanding voting securities of the Fund as defined under Proposal 1. Implementation of this Proposal is not dependent upon any other proposal herein.

    The Board of Directors has considered various factors and believes that this Proposal will increase investment management flexibility and is in the best interests of the Fund's stockholders. If the Proposal is not approved, the Fund's present objectives and fundamental policies and restrictions will remain in effect and a stockholder vote would be required before the Fund could engage in activities prohibited by a fundamental restriction. The Board of Directors recommends that the stockholders vote in favor of the elimination, reclassification and amendment of the Fund's investment objectives and restrictions as described above.


                      NOTICE TO BANKS AND BROKER/DEALERS
    The Fund has previously solicited all Nominee and Broker/Dealer accounts as to the number of additional proxy statements required to supply owners of shares. Should additional proxy material be required for beneficial owners, please forward such requests to: Management Information Systems, Inc., 61 Accord Park Drive, Norwell, MA 02061.


                            ADDITIONAL INFORMATION
    The expense of preparing, printing and mailing this Proxy Statement and enclosures and the cost of soliciting proxies on behalf of the Board of Directors of the Fund will be borne by Eaton Vance. Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Fund, by personnel of G/A, EVM, by broker-dealer firms or by Management Information Systems, Inc., a professional solicitation organization. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers, by EVM's personnel or by broker-dealer firms, in person, by telephone or by telegraph will be borne by Eaton Vance. EVM will reimburse banks, broker-dealer firms, and other persons holding shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.


    All proxy cards solicited by the Board of Directors that are properly executed and received by the tabulator prior to the meeting, and which are not revoked, will be voted at the meeting. Shares represented by such proxies will be voted in accordance with the instructions thereon. If no specification is made on the proxy card, it will be voted for the matters specified on the proxy card. All proxies not voted will not be counted toward establishing a quorum. Broker non-votes will be counted toward establishing a quorum and for determining whether sufficient votes have been received for approval of the Proposal to be acted upon. Stockholders should note that while votes to abstain will count toward establishing a quorum, passage of any Proposal being considered at the meeting will occur only if a sufficient number of votes are cast for the Proposal. Accordingly, votes to abstain, broker non-votes and votes against will have the same effect in determining whether a Proposal is approved.


    In the event that sufficient votes by the stockholders of the Fund in favor of any Proposal set forth in the Notice of this meeting are not received by August 29, 1996, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the Proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received and it is otherwise appropriate. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such Proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

    Consistent with applicable law, the Fund does not hold annual stockholders' meetings. Stockholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting should send their proposal to the Secretary of the Fund. Proposals must be received in advance of a proxy solicitation to be included and the mere submission of a proposal does not guarantee inclusion in the proxy statement because certain federal securities law rules must be complied with.


    THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF THE FUND'S ANNUAL REPORT AND ITS MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT TO ANY STOCKHOLDER UPON REQUEST. STOCKHOLDERS DESIRING TO OBTAIN A COPY OF SUCH REPORTS SHOULD DIRECT ALL WRITTEN REQUESTS TO: CAPSTONE ASSET MANAGEMENT COMPANY, 5847 SAN FELIPE, SUITE 4100, HOUSTON, TEXAS 77057, OR SHOULD CALL CAPSTONE AT 1-800-262-6631.


                                        MEDICAL RESEARCH INVESTMENT FUND, INC.

August 2, 1996

                                                                     EXHIBIT A

                     WORLDWIDE HEALTH SCIENCES PORTFOLIO

                        INVESTMENT ADVISORY AGREEMENT


    AGREEMENT made this 24th day of June, 1996, between Worldwide Health Sciences Portfolio, a New York trust (the "Trust") and G/A Capital Management, Inc., a Delaware corporation (the "Adviser").

    1. Duties of the Adviser. The Trust hereby employs the Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Trust, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement.

    The Adviser hereby accepts such employment and undertakes to afford to the Trust the advice and assistance of the Adviser's organization in the choice of investments and in the purchase and sale of securities for the Trust and to furnish for the use of the Trust office space and all necessary office facilities, equipment and personnel for servicing the investments of the Trust and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Adviser's organization and all personnel of the Adviser performing services relating to research and investment activities. The Adviser shall for all purposes herein be deemed to be independent contractors and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

    The Adviser shall provide the Trust with such investment management and supervision as the Trust may from time to time consider necessary for the proper supervision of the Trust. As investment adviser to the Trust, the Adviser shall furnish continuously an investment program and shall determine from time to time what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Trust's assets shall be held uninvested, subject always to the applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Trust under the Investment Company Act of 1940, all as from time to time amended. Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the Trust and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Trust, all actions which they deem necessary or desirable to implement the investment policies of the Trust.

    The Adviser shall place all orders for the purchase or sale of portfolio securities for the account of the Trust either directly with the issuer or with brokers or dealers selected by the Adviser, and to that end the Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser shall use its best efforts to seek to execute security transactions at prices which are advantageous to the Trust and (when a disclosed commission is being charged) at reasonably competitive commission rates. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser and the Adviser is expressly authorized to pay any broker or dealer who provides such brokerage and research services a commission for executing a security transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. Subject to the requirement set forth in the second sentence of this paragraph, the Adviser is authorized to consider, as a factor in the selection of any broker or dealer with whom purchase or sale orders may be placed, the fact that such broker or dealer has sold or is selling shares of any one or more investment companies sponsored by the Adviser, Eaton Vance Management or their affiliates or shares of any other investment company investing in the Trust.

    The Adviser shall not be responsible for providing certain special administrative services to the Trust under this Agreement. Eaton Vance Management, in its capacity as Administrator of the Trust, shall be responsible for providing such services to the Trust under the Trust's separate Administration Agreement with the Administrator.

    2. Compensation of the Adviser. For the services, payments and facilities to be furnished hereunder by the Adviser, the Adviser shall be entitled to receive from the Trust a fee computed daily and payable monthly at an annual rate of 1.00% of the Trust's average daily net assets up to $30 million of such assets, 0.90% of the next $20 million of such assets, and 0.75% on such assets in excess of $50 million. For assets of $500 million and more, the advisory fee is as follows:

                                                                   ANNUAL
AVERAGE DAILY NET ASSETS                                         ASSET RATE
- ------------------------                                         ----------
$500 million but less than $1 billion .........................    0.70%
$1 billion but less than $1.5 billion .........................    0.65%
$1.5 billion but less than $2 billion .........................    0.60%
$2 billion but less than $3 billion ...........................    0.55%
$3 billion and over ...........................................    0.50%

    After 12 months, the basic advisory fee is subject to upward or downward adjustment depending upon whether, and to what extent, the investment performance of the Trust differs by at least one percentage point from the record of the Standard & Poor's Index of 500 Common Stocks over the same period. Each percentage point difference is multiplied by a performance adjustment rate of 0.025%. The maximum adjustment plus/minus is 0.25%. One twelfth (1/12) of this adjustment is applied each month to the average daily net assets of the Trust over the entire performance period. This adjustment shall be based on a rolling period of up to and including the most recent 36 months. Trust performance shall be total return as computed under Rule 482 under the Securities Act of 1933.

    Such advisory fee shall be paid monthly in arrears on the last business day of each month. The Trust's net asset value shall be computed in accordance with the Declaration of Trust of the Trust and any applicable votes and determinations of the Trustees of the Trust. In case of initiation or termination of the Agreement during any month, the fee for that month shall be based on the number of calendar days during which it is in effect.

    The Adviser may, from time to time, waive all or a part of the above compensation to which it is entitled hereunder.

    3. Allocation of Charges and Expenses. It is understood that the Trust will pay all expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Trust shall include, without implied limitation, (i) expenses of maintaining the Trust and continuing its existence, (ii) registration of the Trust under the Investment Company Act of 1940, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale, and redemption of Interests in the Trust, (viii) expenses of registering and qualifying the Trust and Interests in the Trust under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to Holders and investors, and fees and expenses of registering and maintaining registrations of the Trust and of the Trust's placement agent as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to Holders and of meetings of Holders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses,
(xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values, book capital account balances and tax capital account balances), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, Holder servicing agents and registrars for all services to the Trust, (xv) expenses for servicing the account of Holders, (xvi) any direct charges to Holders approved by the Trustees of the Trust, (xvii) compensation and expenses of Trustees of the Trust who are not members of one of the Adviser's organization, and (xviii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees, officers and Holders with respect thereto.

    4. Other Interests. It is understood that Trustees and officers of the Trust and Holders of Interests in the Trust are or may be or become interested in the Adviser as trustees, shareholders or otherwise and that trustees, officers and shareholders of the Adviser are or may be or become similarly interested in the Trust, and that the Adviser may be or become interested in the Trust as Holder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Adviser or Eaton Vance Management may organize, sponsor or acquire, or with which it may merge or consolidate, and that the Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

    5. Limitation of Liability of the Adviser. The services of the Adviser to the Trust are not to be deemed to be exclusive, the Adviser being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any Holder of Interests in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

    6. Sub-Investment Adviser. The Adviser may employ one or more sub-investment advisers from time to time to perform such of the acts and services of the Adviser, including the selection of brokers or dealers to execute the Trust's portfolio security transactions, and upon such terms and conditions as may be agreed upon between the Adviser and such investment adviser and approved by the Trustees of the Trust, all as permitted by the Investment Company Act of 1940.

    7. Duration and Termination of this Agreement. This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including February 28, 1997 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after February 28, 1997 is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Trust cast in person at a meeting called for the purpose of voting on such approval.

    Any party hereto may, at any time on sixty (60) days' prior written notice to the others, terminate that party's obligations hereunder, or, in the case of the Trust, terminate this Agreement in its entirety, without the payment of any penalty, by action of Trustees of the Trust or the trustees or directors of the Adviser, as the case may be, and the Trust may, at any time upon such written notice to the Adviser, terminate this Agreement with respect to the Adviser by vote of a majority of the outstanding voting securities of the Trust. This Agreement shall terminate automatically in the event of its assignment.

    8. Amendments of the Agreement. This Agreement may be amended by a writing signed by all parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of an Adviser or the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Trust.

    9. Limitation of Liability. The Adviser expressly acknowledges the provision in the Declaration of Trust of the Trust (Section 5.2 and 5.6) limiting the personal liability of the Trustees and officers of the Trust, and the Adviser hereby agrees that it shall have recourse to the Trust for payment of claims or obligations as between the Trust and the Adviser arising out of this Agreement and shall not seek satisfaction from any Trustee or officer of the Trust.

    10. Certain Definitions. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of Holders, of the lesser of (a) 67 per centum or more of the Interests in the Trust present or represented by proxy at the meeting if the Holders of more than 50 per centum of the outstanding Interests in the Trust are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding Interests in the Trust. The terms "Holders" and "Interests" when used herein shall have the respective meanings specified in the Declaration of Trust of the Trust.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WORLDWIDE HEALTH SCIENCES PORTFOLIO

By: /s/ James B. Hawkes
    ----------------------------------------------------------------
        President


G/A CAPITAL MANAGEMENT, INC.

By: /s/ Samuel D. Isaly
    ----------------------------------------------------------------
        President

                                                                     EXHIBIT B

                           INVESTMENT RESTRICTIONS

      [Proposed Additions in Italics and Proposed Deletions in Brackets]

    As a matter of fundamental policy, the Fund may not:

         1. [Act as an underwriter of] Underwrite securities of other issuers [within the meaning of the Securities Act of 1933 except insofar as it might be deemed to be an underwriter upon disposition of certain portfolio securities acquired within the limitation on purchases of restricted securities];

         2. [Engage] Invest in [the purchase or sale of interests in] real estate including interests in real estate limited partnerships (although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate) [or real estate mortgage loans];

         3. Make loans to any person, except by (a) [that the Fund may purchases or hold] the acquisition of debt securities and making portfolio investments [instruments in accordance with its investment objectives and policies, and may enter] (b) entering into repurchase agreements and (c) lending portfolio securities;

         4. [Acquire securities of other investment companies registered under the Investment Company Act of 1940, except in connection with a merger, consolidation, reorganization or acquisition of assets];

         5. Sell securities short unless at all times when a short position is open the Fund either owns an equal amount of such securities or owns securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, or purchase any securities on margin except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities [may enter into futures contracts and related options];

         6. Issue any senior securities except as permitted by the Investment Company Act of 1940 [that the Fund may enter into futures contracts and related options];

         7. *Purchase or retain the securities of any issuer if to the knowledge of the Fund any officer or director of the Fund or of its investment adviser own beneficially more than 1/2 of 1% of the outstanding securities of such issuer and together they own beneficially more than 5% of the securities of such issuer;

         8. *Invest in companies for the purpose of exercising control or management;

         9. *Invest in or sell put options, call options, straddles, spreads or any combination thereof, except that the Fund may write covered call options or enter into closing purchase transactions and except that the Fund may enter into futures contracts and related options; or

        10. *Invest in warrants if as a result more than 2% of the value of the Fund's total assets would be invested in warrants which are not listed on a recognized stock exchange, or more than 5% of the Fund's total assets would be invested in warrants regardless of whether listed on such an exchange;

        11. With respect to 75% of its total assets, invest more than 5% of its assets in the securities of any one issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities);

        12. With respect to 75% of its total assets, invest in the securities of any issuer if as a result the Fund holds more than 10% of the outstanding securities of such issuer;

        13. Borrow money except as permitted by the Investment Company Act of 1940 [or pledge, mortgage or hypothecate its assets except to facilitate redemption requests which might otherwise require untimely disposition of portfolio securities and then only from banks and in amounts not exceeding the lessor of 10% of its total assets valued at cost or 5% of its total asset valued at market at the time of such borrowing, pledge, mortgage or hypothecation and except that the Fund may enter into futures contracts and related options];

        14. *Invest more than [10% of the value] 15% of its net assets in [illiquid] securities which are not readily marketable, including repurchase agreements with remaining maturities in excess of seven days and securities and [other] restricted securities [for which market quotations are not readily available.] Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 and commercial paper issued pursuant to
            Section 4(2) of said Act that the Board of Directors of the Fund, or their delegate, determines to be liquid.

        15. Invest in the securities of any one industry, except the medical research and health care industry (and except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if as a result more than 25% of the Fund's total assets would be invested in the securities of such industry;

        16. *Purchase or sell commodities or commodity contracts with respect to physical commodities, or invest in oil, gas or mineral exploration or development programs [except that the Fund may enter into futures contracts and related options]; and

        17. *Invest in the securities of any issuer (including predecessors) which has not been in continuous operation for at least three years if more than 5% of the Fund's total assets would be invested in such securities.

    ----------
    *This restriction would become nonfundamental if Proposal 5 is approved.

MEDICAL RESEARCH INVESTMENT FUND, INC.     THIS PROXY IS SOLICITED ON BEHALF OF
PROXY                                      THE BOARD OF DIRECTORS OF THE FUND

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, revoking previous proxies for such stock, hereby appoints Samuel D. Isaly and James B. Hawkes, or any of them, attorneys of the undersigned, with full power of substitution, to vote all stock of Medical Research Investment Fund, Inc., which the undersigned is entitled to vote at the Special Meeting of the Stockholders of said Fund to be held on August 29, 1996 at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 2:00 P.M. (Eastern time), and at any and all adjournments thereof. Receipt of the Notice of and Proxy Statement for said Meeting is acknowledged.

The shares represented by this proxy will be voted on the following matters as specified below and on the reverse side by the undersigned. If no specification is made, this proxy will be voted in favor of all such matters. Note: This proxy
                                  --------
must be returned in order for your shares to be voted.
- ----

1. To approve a new investment policy and to FOR [] AGAINST [] ABSTAIN [] 1 supplement investment restrictions to permit a new investment structure as described in the Proxy Statement.

2.A. To authorize the Fund to vote at a meeting  FOR []        WITHHOLD [] 2A
     of holders of interests in the Portfolio    the nominees  AUTHORITY
     to elect six trustees of the Portfolio.     except those  to vote for any
                                                 whose names   of the nominees.
     Trustees -- D.R. Dwight, J.B. Hawkes,       are inserted
     S.L. Hayes, III, N.H. Reamer,               on the line
      J.L. Thorndike, J.L. Treynor               below.

     --------------------------------------------------------

2.B. To authorize the Fund to vote at a         FOR [] AGAINST [] ABSTAIN [] 2B
     meeting of holders of interests in
     the Portfolio to approve the Investment
     Advisory Agreement between the Portfolio and G/A Capital Management, Inc. as set forth in Exhibit A to the Proxy Statement.

3.   To fix the number of Directors at six,      FOR []        WITHHOLD [] 3
     and to elect Directors.                     the nominees  AUTHORITY
                                                 except those  to vote for any
     Directors - D.R. Dwight, J.B. Hawkes,       whose names   of the nominees.
     S.L. Hayes, III, N.H. Reamer, J.L.          are inserted
     Thorndike, J.L. Treynor                     on the line
                                                 below.

     --------------------------------------------------------

4.   To ratify the selection of Tait, Weller    FOR [] AGAINST [] ABSTAIN [] 4
     & Baker as independent public accountants of the Fund for the current fiscal year.

5. To approve the revision of the Fund's investment objective and certain of the Fund's investment policies as set forth in Exhibit B to the Proxy Statement as follows:

5.A. Reclassification and Amendment of the      FOR [] AGAINST [] ABSTAIN [] 5A
     investment objective and basic policies.
5.B. Eliminate the restriction concerning       FOR [] AGAINST [] ABSTAIN [] 5B
     investment in other investment companies.
5.C. Eliminate the restriction concerning       FOR [] AGAINST [] ABSTAIN [] 5C
     pledging.
5.D. Reclassify the restriction concerning      FOR [] AGAINST [] ABSTAIN [] 5D
     investing in affiliated issuers.
5.E. Reclassify the restriction concerning      FOR [] AGAINST [] ABSTAIN [] 5E
     investing for control.
5.F. Reclassify the restriction concerning      FOR [] AGAINST [] ABSTAIN [] 5F
     options and futures.
5.G. Reclassify the restriction concerning      FOR [] AGAINST [] ABSTAIN [] 5G
     warrants.
5.H. Reclassify the restriction concerning      FOR [] AGAINST [] ABSTAIN [] 5H
     exploration programs.
5.I. Reclassify and amend the restriction       FOR [] AGAINST [] ABSTAIN [] 5I
     concerning illiquid securities.
5.J. Reclassify and amend the restriction       FOR [] AGAINST [] ABSTAIN [] 5J
     concerning unseasoned issuers.
5.K. Amend the restriction concerning           FOR [] AGAINST [] ABSTAIN [] 5K
     underwriting.
5.L. Amend the restriction concerning           FOR [] AGAINST [] ABSTAIN [] 5L
     real estate.
5.M. Amend the restriction concerning           FOR [] AGAINST [] ABSTAIN [] 5M
     lending.
5.N. Amend the restriction concerning           FOR [] AGAINST [] ABSTAIN [] 5N
     short sales.
5.O. Amend the restriction concerning senior    FOR [] AGAINST [] ABSTAIN [] 5O
     securities.
5.P. Amend the restriction concerning           FOR [] AGAINST [] ABSTAIN [] 5P
     borrowing.
5.Q. Amend the restriction concerning           FOR [] AGAINST [] ABSTAIN [] 5Q
     commodities.

As to any other matter, or if any of the nominees named in the Proxy Statement are not available for election, said attorneys shall vote in accordance with their judgment.

                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                     IN FAVOR OF ALL MATTERS
                                     ---------------

                      ---------------------------------------------------------

                      ---------------------------------------------------------
                      Please sign exactly as your name or names appear at left.

                      Dated:                                             , 1996
                            ---------------------------------------------